THE RIGHTIME FUND, INC.

Articles Supplementary



The Rightime Fund, Inc., a Maryland corporation having an office in Baltimore, Maryland (the "Corporation") and an open-end investment company registered under the Investment Company Act of 1940, as amended, hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) Prior to any action hereunder the Corporation, pursuant to the power granted in the Articles of Incorporation of the Corporation, was authorized to issue Five Hundred Million (500,000,000) shares of Common Stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Five Million Dollars ($5,000,000).

(b) Pursuant to the Articles of Incorporation and Articles Supplementary thereto approved by the Board of Directors of the Corporation, the Corporation had classified and was authorized to issue Common Stock of the Corporation as follows:

One series of shares designated as the Rightime Fund series, having Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) classified and allocated to such series, with an aggregate par value of Five Hundred Thousand Dollars ($500,000).

One series of shares designated as the Rightime Blue Chip Fund series, having Twenty Million (20,000,000) shares of Common Stock (par value $.01 per share) classified and allocated to such series, with an aggregate par value of Two Hundred Thousand Dollars ($200,000);

One series of shares designated as the Rightime MidCap Fund series, having Twenty Million (20,000,000) shares of Common Stock (par value $.01 per share) classified and allocated to such series, with an aggregate par value of Two Hundred Thousand Dollars ($200,000);

One series of shares designated as the Rightime Social Awareness Fund series having Twenty Million (20,000,000) shares of Common Stock (par value $.01 per share) classified and allocated to such series, with an aggregate par value of Two Hundred Thousand Dollars ($200,000);


SECOND: The Board of Directors of the Corporation, acting pursuant to the power granted in the Articles of Incorporation of the Corporation, at a meeting held on May 19, 2000, adopted resolutions establishing two new series of the Corporation, and classifying and allocating to such series previously unallocated and unissued Common Stock of the Corporation as follows:

(i) Twenty Million (20,000,000) shares of Common Stock with a par value of One Cent ($.01) per share to the Rightime Blue Chip Plus Fund series of the Corporation, and further reclassifies those shares as follows:
Ten Million (10,000,000) shares for Class A shares of the series; and Ten Million (10,000,000) shares for Class C shares of the series.

(ii) Twenty Million (20,000,000) shares of Common Stock with a par value of One Cent ($.01) per share to the Rightime OTC Plus Fund series of the Corporation, and further reclassifies those shares as follows: Ten Million (10,000,000) shares for Class A shares of the series; and Ten Million (10,000,000) shares for Class C shares of the series.

(iii) Ten Million (10,000,000) shares of Common Stock with a par value of One Cent ($.01) per share to the Rightime Blue Chip Fund series of the Corporation, with all shares allocated for Class C shares of the series.


THIRD: The Board of Directors of the Corporation, acting pursuant to the power granted in the Articles of Incorporation of the Corporation, at a meeting held on May 19, 2000, adopted resolutions classifying and allocating previously allocated but currently unissued Common Stock of the Corporation as follows:

 (i) From the Twenty Million (20,000,000) shares of Common Stock with a par value of One Cent ($.01) per share of the Rightime MidCap Fund series of the Corporation, Ten Million (10,000,000) shares are reclassified as Class C shares of the series; and the remaining Ten Million (10,000,000) shares of the series are designated without any change of rights or privileges as Class A shares of the series.

(ii) From the Twenty Million (20,000,000) shares of Common Stock with a par value of One Cent ($.01) per share of the Rightime Social Awareness Fund series of the Corporation, Ten Million (10,000,000) shares are reclassified as Class C shares of the series; and the remaining Ten Million (10,000,000) shares of the series are designated without any change of rights or privileges as Class A shares of the series.


FOURTH: The total number of shares of stock which the Corporation is authorized to issue, following the aforesaid actions, is Five Hundred Million (500,000,000) shares of Common Stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Five Million Dollars ($5,000,000):

One series of shares is designated as the Rightime Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Five Hundred Thousand Dollars ($500,000);

One series of shares is designated as the Rightime Blue Chip Fund series and Twenty Million (30,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Two Hundred Thousand Dollars ($300,000);

One series of shares is designated as the Rightime MidCap Fund series and Twenty Million (20,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Two Hundred Thousand Dollars ($200,000);

One series of shares is designated as the Rightime Social Awareness Fund series and Twenty Million (20,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Two Hundred Thousand Dollars ($200,000);

One series of shares is designated as the Rightime Blue Chip Plus Fund series and Twenty Million (20,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Two Hundred Thousand Dollars ($200,000);

One series of shares is designated as the Rightime OTC Plus Fund series and Twenty Million (20,000,000) shares of Common Stock (par value $.01 per share) were classified and allocated to such series, with an aggregate par value of Two Hundred Thousand Dollars ($200,000).


FIFTH: The shares of the Rightime Blue Chip Plus Fund series and the shares of the Rightime OTC Plus Fund series shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as are stated in Article FIFTH of the Articles of Incorporation of the Corporation.


SIXTH: With respect to the shares of each Fund series, at such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, all other applicable rules and regulations, and as reflected in the registration statement of the Corporation current as of the time such shares are issued, shares of a class, to the extent required under applicable regulations, may be automatically converted into shares of another class of capital stock of the same series based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers and the Corporation) and reflected in such current registration statement relating to the Funds.


SEVENTH: The aforesaid shares of the Corporation have been duly classified and allocated by the Board of Directors pursuant to the authority and power contained in the charter of the Corporation.

IN WITNESS WHEREOF, The Rightime Fund, Inc., has caused these Articles Supplementary to be signed in its name and on its behalf this 19th day of May 2000.

                                    The Rightime Fund, Inc.

                                    By --------------------
                                       David J. Rights
                                       Chairman of the Board



WITNESS:

---------------------------                                 (SEAL)
Name: Curtis F. Hartranft
Title: Assistant Secretary


THE UNDERSIGNED, Chairman of the Board of The Rightime Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles to be the corporate act of said Corporation and further certifies, that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                       --------------------
                                       David J. Rights
                                       Chairman of the Board

Attest:

---------------------------                                 (SEAL)
Curtis F. Hartranft
Assistant Secretary